EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of MBT Financial Corp. on Form S-1 of our report dated March 15, 2013 on the consolidated financial statements of MBT Financial Corp. appearing in the December 31, 2012 Form 10-K of MBT Financial Corp. and to the reference to us under the heading "Experts" in this prospectus.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC

Auburn Hills, Michigan

October 24, 2013